UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 6, 2013

Biolase, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-19627	87-0442441
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4 Cromwell, Irvine, California		92618
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	949-361-1200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On June 6, 2013, Biolase, Inc. (the "Company") entered into an Agreement (the "Agreement") with Federico Pignatelli ("Mr. Pignatelli") and the members of the Company’s board of directors (the "Board"). Pursuant to the Agreement, the Board agreed to re-nominate Mr. Pignatelli to serve on the Board at the next three annual meetings, and to maintain his election as Chairman of the Board until his earlier resignation or removal, or until he is not elected by the shareholders of the Company to be a director of the Company. The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, which is filed herewith as Exhibit 10.1 and incorporated by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of New Directors

On June 7, 2013, the Board elected Frederic H. Moll, M.D. and Erin S. Enright to the Board. In connection with their election to the Board, Dr. Moll was appointed to serve as a member of the Audit Committee of the Board, and Ms. Enright was appointed to serve as a member of the Compensation Committee of the Board.

Dr. Moll is the Chairman and Chief Executive Officer of Auris Surgical Robotics, Inc., based in Redwood City, Calfornia. In 1995, Dr. Moll co-founded Intuitive Surgical (NASDAQ: ISRG), a leading company in surgical robotics. He served as Intuitive Surgical's first Chief Executive Officer and as a director until 2004. Prior to Intuitive Surgical, Dr. Moll founded Endotherapeutics, which was acquired by U.S. Surgical in 1992. There are no understandings or arrangements between Dr. Moll or any other person and the Company or any of its subsidiaries pursuant to which Dr. Moll was selected to serve as a director of the Company. There are no family relationships between Dr. Moll and any director, executive officer or person nominated or chosen by the Company to become a director or executive officer, and there are no transactions between Dr. Moll or any of his immediate family members and the Company or any of its subsidiaries.

Ms. Enright is the President of Lee Medical, based in Plainsboro, New Jersey, a manufacturer of bone marrow needles, and Managing Member of Prettybrook Partners, LLC, a private investment firm. From 2010 to 2013, she served on the Board of Directors of Ceelite Technologies, LLC, and served as Chief Financial Officer of InfuSystem, Inc. from 2005 to 2007. From 1993 to 2003, Ms. Enright was a Managing Director with Citigroup in its Equity Capital Markets group. There are no understandings or arrangements between Ms. Enright or any other person and the Company or any of its subsidiaries pursuant to which Ms. Enright was selected to serve as a director of the Company. There are no family relationships between Ms. Enright and any director, executive officer or person nominated or chosen by the Company to become a director or executive officer, and there are no transactions between Ms. Enright or any of her immediate family members and the Company or any of its subsidiaries.

Pursuant to the terms of the Company’s 2002 Stock Incentive Plan, upon their election to the Board, Dr. Moll and Ms. Enright each received an automatic option grant to purchase 35,000 shares of the Company’s common stock at the closing price $4.07 on June 7, 2013. Each automatic option is immediately exercisable for all of the option shares. However, any shares purchased under such option are subject to repurchase by the Company, at the lower of the exercise price paid per share or the fair market value per share (determined at the time of repurchase), should they cease Board service prior to vesting of those shares. The shares vest, and the Company's right of repurchase lapses, in four successive quarterly installments upon Dr. Moll and Ms. Enright's completion of each quarter of service as a non-employee director measured from the grant date. The shares subject to the option grant will immediately vest in full if certain changes in control or ownership occur or if Dr. Moll and Ms. Enright die or become disabled while serving as a director.

Appointment of President and Chief Operating Officer

On June 6, 2013, the Board appointed Alexander K. Arrow, M.D. as President and Chief Operating Officer of the Company. Dr. Arrow will receive a annual salary of $250,000 in consideration for his service as President and Chief Operating Officer of the Company. Mr. Arrow's employment with the Company is at-will. Concurrent with his appointment, the Board granted to Dr. Arrow a stock option covering 350,000 shares of the Company's Common Stock, with a seven (7) year term and an exercise price equal to $4.00 per share of the Company's Common Stock, which such option shall vest and be exercisable in equal quarterly portions over a four-year period beginning on the first anniversary of date of grant. The stock option is subject to those terms, conditions, and provisions as are contained in the Company's Amended and Restated 2002 Stock Incentive Plan.

Dr. Arrow, 42, has served on the Company's Board since July 2010. Most recently, he served as Chief Medical and Strategic Officer of Circuit Therapeutics, Inc., a Stanford University-affiliated neurological device company seeking to commercialize optogenetics-enabled products. From 2007 through 2012, Dr. Arrow was the Chief Financial Officer of Arstasis, Inc., a cardiology device manufacturer. From 2002 to 2007, Dr. Arrow headed medical technology equity research at the global investment bank Lazard. Dr. Arrow was awarded an M.D. from Harvard Medical School in 1996 and received a B.A. in Biophysics, magna cum laude, from Cornell University in 1992.

There is no arrangement or understanding pursuant to which Dr. Arrow was selected as President and Chief Operating Officer, and there are no related party transactions between the Company and Dr. Arrow reportable under Item 404(a) of Regulation S-K.

Board of Directors Committee Assignments

In connection with his appointment by the Board to the positions of President and Chief Operating Officer of the Company, on June 6, 2013 Mr. Arrow resigned as Chairman of the Audit Committee and as a member of the Audit Committee, and also resigned as Chairman of the Compensation Committee and as a member of the Compensation Committee. Mr. Arrow will continue to serve as a director of the Company. On June 6, 2013, the Board appointed director and Audit Committee member Gregory E. Lichtwardt to the position of Chairman of the Audit Committee, and appointed director Compensation Committee member Norman J. Nemoy to the position of Chairman of the Compensation Committee.

Item 7.01 Regulation FD Disclosure.

On June 7, 2013, the Company issued a press release announcing the appointment of Dr. Arrow to the positions of President and Chief Operating Officer, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K.

On June 10, 2013, the Company issued a press release announcing the election of Dr. Moll and Ms. Enright to the Board, a copy of which is attached as Exhibit 99.2 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. See "Exhibit Index" attached to this Current Report on Form 8-K, which is incorporated by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Biolase, Inc.

June 10, 2013	By:	Federico Pignatelli

Name: Federico Pignatelli
Title: /s/ Federico Pignatelli

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Exhibit Index

Exhibit No.	Description

10.1	Agreement, dated June 6, 2013.
99.1	Press Release, dated June 7, 2013, of Biolase, Inc.
99.2	Press Release, dated June 10, 2013, of Biolase, Inc.